EXHIBIT 10.2
                               FINANCING AGREEMENT

      This Financing Agreement, dated as of July 9, 1999 (this "Agreement"), is entered into by and between Trimeris Inc., a Delaware corporation (the "Company"), and Roche Finance Ltd ( the "Lender").

                                     RECITAL
                                     -------

      To provide the Company with additional resources to conduct its business, the Lender is willing to make loans (the "Loans") to the Company from time to time, and the Company is willing to borrow from the Lender, on the terms and subject to the conditions set forth herein, and at the closings specified herein, in an amount not to exceed an aggregate principal amount of Twenty Million ($20,000,000) Dollars, which amount shall be evidenced by Senior Secured Convertible Promissory Notes to the Company (the "Notes"). In further consideration of Lender's agreement to make the Loans, the Company has agreed to issue to the Lender a Warrant (the "Warrant") to acquire up to $7,500,000 of the common stock, par value $.001 per share, of the Company (the "Common Stock") at an exercise price of thirty-five (35%) percent above the average market closing price for the thirty (30) day period preceding the execution of the Development and License Agreement between the Company, F.Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (the "License Agreement").

                                    AGREEMENT
                                    ---------

      NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    The Loans
      ---------

         (a) Commitment to Lend. In reliance upon the representations, warranties and covenants of the parties set forth herein, and subject to satisfaction of the conditions set forth in Section 1(d) hereof and the terms set forth herein, the Lender agrees to make the Loans to the Company, each of which shall be in the amount of Five Million Dollars ($5,000,000) and the aggregate of which shall not exceed Twenty Million Dollars ($20,000,000). To evidence the Loans, the Company shall issue to the Lender Senior Secured Convertible Promissory Notes of the Company each in the amount of Five Million ($5,000,000) Dollars and in an aggregate principal amount not to exceed Twenty Million ($20,000,000) Dollars (the "Notes"). The Loans shall be available and shall be closed on a quarterly basis, the first closing to take place upon sixty day prior notice from the Company, but in no event shall the first closing take place before January 1, 2000 nor later than December 31, 2000 with each subsequent closing to take place no later than 90 days after the prior closing; provided, however, that any such Loan would be available by 3:00 p.m. on the respective closing date. Notwithstanding the foregoing, the Company may elect not to close on any Loan; and such election shall have no effect on the License Agreement or the issuance of the Warrant. If the Company has elected
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not to close on the sale of any Loan, the Lender shall have no obligation to make any further Loans. Notwithstanding anything contained herein to the contrary, at the Lender's option, the Lender shall not be obligated to close on any Loan if notice of termination is provided under the License Agreement regarding both compounds T20 and T1249 as defined in the License Agreement. Each closing of a Loan shall be a closing with respect to the terms, representations and conditions of this Agreement; and the delivery of any documents hereunder.

         (b) Delivery of Notes. At each closing, the Company shall deliver to the Lender the Note with respect to the Loan being made on such closing date, and the Lender shall make available to the Company the amount of such Loan to be advanced at such closing by wire transfer of immediately available funds to an account designated by the Company in writing at least three Business Days prior to such closing.

         (c) Terms of the Notes. The terms and conditions of the Notes are set forth in the form of Note attached as Exhibit A hereto.

         (d) Conditions to Closing. The obligations of the Lender under this
Section 1 to be performed at each closing shall be subject to satisfaction of the following conditions:

         (i) The representations and warranties of the Company contained in this Agreement shall be true and correct, in all material respects, at and as of each such closing, and the Company shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or compiled with or satisfied by the Company at or prior to such closing. The Lender shall have received a certificate dated as of the date of such closing and signed by the President of the Company stating that, to the best of his knowledge after due inquiry, the conditions specified in this Section 1(d)(i) and Section 1(d)(iii) hereof have been satisfied and that the terms of this Agreement have not been violated.

         (ii) The Lender shall have received, at the initial closing, an opinion of counsel to the Company, in form and substance reasonably satisfactory to the Lender, addressing the matters set forth in Exhibit C hereto.

         (iii) The Company shall have received all consents and approvals of third parties necessary for the Company to consummate the transactions contemplated hereby and by the Notes and the Warrant.

         (iv) The Lender shall have received from the Company such other documents confirming the accuracy and completeness of the representations and Warranties of the Company as the Lender may reasonably request.

         (e) Additional Indebtedness. Upon the Company's successful completion of Phase III clinical trials for compound T20, the Company and the Lender shall meet to discuss whether the Lender will agree to make additional loan amounts available to the Company.

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         (f) Issuance of the Warrant. In further consideration of the Lender's entering into this Financing Agreement, and expressly conditional on the execution and delivery of the Licensing Agreement, upon such execution and delivery, the Lender shall issue the Warrant to the Lender or an affiliate of the Lender. The terms and conditions of the Warrant shall be as set forth in the form of Warrant attached hereto as Exhibit B.

         (g) Registration Rights. The Lender shall have the registration rights with respect to any stock issued under the Notes and the Warrant specified in Registration Rights Agreement attached hereto as Exhibit D.

         (h) Senior Indebtedness. Without the prior written consent of the Lender (which consent will not be unreasonably withheld), except as permitted in the Notes and except for lease transactions in the ordinary course of business, after the date hereof, the Company shall not incur any indebtedness for borrowed money, guarantee any such indebtedness or incur any obligation that for financial reporting purposes is required to be carried as an indebtedness of the Company unless (i) such indebtedness, guaranty or obligation is expressly subordinated to the repayment in full of all principal, interest and other amounts due under the Notes; (ii) the proceeds of such indebtedness are used to retire in full all amounts then due under the Notes.

       2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that, except as set forth in the Company's Disclosure Schedule attached to this Agreement as Exhibit E (the "Disclosure Schedule"), the statements contained in the following paragraphs of this Section 2 are all true and correct:

         (a) Organization and Good Standing: Certificate of Incorporation and Bylaws; No Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it are located or where its business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Company's business, financial condition, results of operations, assets, liabilities or prospects (a "Material Adverse Effect"). The Company has previously delivered to the Lender a true and complete copy of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. The Company does not own more than a 5% equity or other ownership interest in, or otherwise control, any corporation, partnership, limited partnership, limited liability company or other entity.

         (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement, the Notes and the Warrant. This Agreement is, and upon their issuance, the Notes and Warrant will be, valid and binding obligations of the Company, enforceable in accordance with their terms.

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
         (c) Authorization, Etc.

         (i) Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement, the Notes and Warrant, the sale and issuance of the Notes and Warrant, and the performance of the Company's obligations hereunder and thereunder, has been taken.

         (ii) Valid Issuance. The Notes, the Warrant, any shares of Common Stock issued upon conversion of the Notes or exercise or conversion of the Warrant, when issued in compliance with the provisions of this Agreement, the Notes, the Warrant, as the case may be, will be validly issued and, in the case of any such shares of Common Stock, will be fully-paid and nonassessable.

         (iii) No Preemptive Rights. No person has any right of first refusal or any preemptive or similar rights in connection with the issuance of the Notes or Warrant, the issuance of shares of Common Stock upon conversion of the Notes or exercise or conversion of the Warrant, or the issuance of any other securities by the Company.

         (iv) Security Interest. Section 4 of each Note will create, upon execution and delivery of such Note by the Company, a valid first security interest in the Collateral (as defined in the Notes) securing repayment by the Company of the Obligations (as defined in the Notes) thereunder.

         (d) Noncontravention. The execution, delivery and performance of and compliance with this Agreement, the Notes, the Warrant, the issuance and sale of the Common Stock upon conversion of the Notes or exercise or conversion of the Warrant will not result in nor constitute any breach, default or violation of
(i) any indenture, agreement, contract, mortgage, deed of trust, lease, license, loan agreement, equipment lease, instrument or commitment (oral or written) to which the Company is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to the Company or its properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, any of which breach, default or violation under clause (i) or (ii), preceding, would have a Material Adverse Effect.

         (e) Consents, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Notes and the Warrant, or the offer, sale or issuance of the Notes, the Warrant, or the Common Stock to be issued upon conversion of the Notes or exercise or conversion of the Warrant, other than, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

         (f) Offering. In reliance, in part, on the representations and Warranties of the Lender in Section 3 hereof, neither the making of the Loans, the

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
issuance of the Notes, or the Warrant in conformity with the terms of this Agreement or the shares of Common Stock issued upon conversion of the Notes or exercise or conversion of the Warrant will result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended, (the "Securities Act") or the qualification or registration requirements of any applicable state securities laws.

         (g) Capitalization. Section 2(g) of the Disclosure Schedule sets forth the authorized, issued and outstanding capitalization of the Company as of the date hereof, and all of the issued and outstanding shares of capital stock reflected therein have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except for shares of Common Stock reserved for issuance to officers, directors and employees pursuant to the Amended and Restated Stock Incentive Plan of the Company, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or any other securities.

         (h) Financial Statements and Related Matters. The Company's consolidated balance sheets as of December 31, 1998 and the Company's consolidated statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1998 and for the three months ended March 31, 1999, as well as any subsequent annual and quarterly filings with the Securities and Exchange Commission (collectively, the "Financial Statements"), all of which have been made available to the Lender prior to the date hereof, have been prepared in accordance with generally accepted accounting standards consistently applied (except as may be noted therein). Furthermore, the Financial Statements are complete and correct in all material respects and accurately set out and describe in all material respects the financial condition, results of operations, cash flows or changes in stockholders' equity of the Company as of the date or for the period indicated. There has been no material change in the Company's accounting policies except as described in the notes to the Financial Statements. Except as set forth in the Financial Statements, the Company has no indebtedness, obligation or liability (contingent or otherwise) that, either alone or when combined with all similar obligations or liabilities, would be material to the Company, and there does not exist a set of circumstances that, to the knowledge of the Company, could reasonably be expected to result in any such material indebtedness, obligation or liability. Since December 31, 1998, and for any subsequent period prior to any closing, there has been no material adverse change in the consolidated business, financial condition, results of operations, assets, or liabilities or prospects of the Company, which is not disclosed on the Financial Statements or financial information as of a later date set forth in the Disclosure Schedule. The Company has made all filings with the Securities and Exchange Commission required under the Exchange Act or Securities Act (the "SEC Filings"). The SEC Filings do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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

         (i) Compliance with Laws. The Company is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or
(ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a Material Adverse Effect.

         (j) Title to Property and Assets. The Company owns and possesses the properties and assets that the Company owns (other than Proprietary Assets, which are covered in subsection (k) below) free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets the Company leases, the Company is in compliance with such leases in all material respects.

         (k) Proprietary Assets.

         (i) The Company (A) owns or has sufficient rights to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances; and (B) has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except the Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

         (ii) Except where such infringement, misappropriation or unlawful use has not or could not reasonably be expected to have a Material Adverse Effect, the Company is not infringing, misappropriating or making any unlawful use of or has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other person; and no claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the Company: (A) to the effect that the manufacture, sale, license or use of any Proprietary Assets as now used or currently offered or proposed for use or sale by the Company or any of its subsidiaries infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (B) challenging the ownership or validity of any of the rights of the Company to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no other person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

         (iii) The Proprietary Assets used in or pertaining to the business of the Company and its subsidiaries are sufficient in the Company's reasonable judgment,

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
to enable the Company to conduct its business in the manner in which such business has been and is being conducted free from liabilities or valid claims of infringement or misappropriation by third parties. The Company has not licensed any of its Proprietary Assets to any person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to sell the Company's products in any market or geographical area or with any person other than restrictions in a license agreement that are typical of those granted in the ordinary course of business in its industry. The Company has not licensed any Proprietary Assets from any third party, including compounds T20 and T1249.

         (iv) As used herein, "Proprietary Assets" means: (A) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (B) any right to use or exploit any of the foregoing.

         (l) Contracts.

         (i) Section 2(l) of the Disclosure Schedule identifies each license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party and under which the Company's obligation exceeds or is reasonably likely to exceed $500,000.

         (ii) (A) The Company has no agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $500,000;

         (B) There is no outstanding sales contract, commitment or proposal (including, without limitation, development projects) of the Company that is reasonably likely to have, either individually or in the aggregate, any Material Adverse Effect;

         (C) Except as set forth in clause (D) below, the Company has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $500,000 in the aggregate;

         (D) The Company has not entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type,

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
including, without limitation, severance or termination pay, except for agreements where the aggregate annual liabilities of the Company do not exceed $2 million;

         (E) The Company has no collective bargaining or union agreements, contracts or commitments;

         (F) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

         (G) The Company has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons; and

         (H) Except as set forth in the Financial Statements, as of the date hereof, the Company has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Financial Statements.

         (iii) [The Company has made available to the Lender accurate and complete copies of all written contracts identified in Section 2(l)(i) or (ii) of the Disclosure Schedule, including all amendments thereto.] Sections 2(l)(i) and (ii) of the Disclosure Schedule contain a complete list of all the contracts described in this subsection (l) to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 2(l)(i) or (ii) of the Disclosure Schedule (a "Company Material Contract") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (1) laws of general application relating to insolvency and the relief of debtors and (2) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

         (iv) (A) The Company has not violated or breached, or committed any default under, any Company Material Contract in any material respect, and, to ,'s knowledge, no other person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

         (B) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any person the right to accelerate the maturity or performance of any Company

Material Contract or (D) give any person the right to cancel, terminate or modify any Company Material Contract.

         (v) None of the Company Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Notes or the Warrants or any of the other transactions as contemplated hereunder or thereunder or which would be altered as a result of such transaction.

         (m) Registration Rights. As of the date hereof, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

         (n) Taxes.

         (i) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company have been paid or will be paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any governmental body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

         (ii) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

         (iii) The Company is not a party to any tax-sharing agreement or similar arrangement with any other person.

         (iv) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

         (v) The Company is not currently under any contractual obligation to pay to any governmental body any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax, other than pursuant to this Agreement.

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         (o) Insurance. The Company maintains and keeps in force with good and responsible insurance companies, fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

         (p) Compliance with Environmental Requirements. The Company has complied with all federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company has obtained all material permits, licenses and other authorizations which are required under such laws. The Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. The Company is not aware of, nor has the Company received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

         (q) Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement, the Notes or the Warrant. [There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.]

         (r) Corporate Documents. The Company has furnished to the Lender or its counsel for their examination true and complete copies of the following documents: (i) copies of its Certificate of Incorporation and Bylaws, each as currently in effect, and (ii) all material permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents. The corporate stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

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         (s) No Brokers. Neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement, the Notes or the Warrant or in connection with any transaction contemplated hereby or thereby.

         (t) Related Party Transactions.

         (i) All transactions involving the Company in which any of the Company's affiliates, officers, directors, shareholders or employees, or any affiliate of such persons, has any material interest and that are required to be disclosed by the Company under Item 404 of Regulation S-K of the Securities and Exchange Commission have been disclosed.

         (ii) Disclosure. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Lender under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

         (u) Securities Act. Subject to the accuracy of the Lender's representations in Section 3 hereof, the offer, sale and issuance of the Notes and the Warrant in conformity with the terms of this Agreement and the issuance of Common Stock upon conversion of the Notes or upon exercise or conversion of the Warrant constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

         (v) No Violation. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except for violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each of its subsidiaries has all licenses, permits, registrations and the like necessary to operate its respective business.

         (w) Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

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         (x) Stabilization. The Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, except for actions taken by underwriters in connection with public offerings of securities.

         (y) FDA Compliance. All studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials are accurate and complete in all material respects; and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the "FDA") or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification could reasonably be expected to have a Material Adverse Effect.

         (z) Y2K Compliance. The Company has reviewed its operations and those of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem and the Company has either requested and/or received representations and warranties from all third parties with which the Company or any of its subsidiaries has a material relationship to the effect that such third parties will not be materially affected by the Year 2000 Problem . As a result of such review and such representations and warranties from such third parties, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         (aa) ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceed the present value of all benefits accrued under such plan determined.

         3. Representations and Warranties by the Lender. The Lender represents, and warrants to, and covenants with, the Company as follows:

         (a) Investment Intent: Authority. The Lender is making the Loans, and acquiring the Notes, and the Warrant, and any shares of Common Stock issuable upon conversion of the Notes or exercise or conversion of the Warrant for investment for the Lender's own account, and not as nominee or agent for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act. The Lender has the full right, power, authority and capacity to enter into and perform this Agreement and this Agreement will constitute a valid and binding obligation upon the Lender.

         (b) Shares Not Registered. The Lender understands and acknowledges that neither the Notes, the Warrant nor the shares of Common Stock issuable upon conversion of the Notes or exercise or conversion of the Warrant will be registered under the Securities Act or qualified under any state securities laws in reliance upon one or more exemptions from registration or qualification under the Securities Act and such state securities laws, and that the Company's reliance upon such exemption is predicated upon the Lender's representations set forth in this Agreement. The Lender understands and acknowledges that resale of the Notes, the Warrant and the shares of Common Stock issuable upon conversion of the Notes or exercise or conversion of the Warrant may be restricted indefinitely unless they are subsequently registered under the Securities Act and qualified under state law or an exemption from such registration and such qualification is available.

         (c) No Transfer. The Lender will not dispose of any of the Notes, the Warrant or the shares of Common Stock issuable upon conversion of the Notes or exercise or conversion of the Warrant, other than in conjunction with an effective registration statement or exemption from registration under the Securities Act and other than in compliance with the applicable state securities laws

         (d) Accredited Investor. The Lender is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 or Regulation D, as presently in effect.

         4. Miscellaneous.

         (a) Reports. For as long as the Lender continues to hold any Note, Warrant or shares of Common Stock issued upon exercise or conversion thereof , the Company agrees to send the following reports and materials to the Lender at the Basel, Switzerland and Nutley, New Jersey addresses specified in subsection
(f) below: (i) within ten days after the filing with the SEC a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any

Current Reports on Form 8-K and (ii) within one day after release, copies of all press releases issued by the Company or any of its subsidiaries, if any.

         (b) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Lender to be bound by such amendment, waiver or modification.

         (c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Agreement arising out of the terms of this Agreement, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

         (d) Entire Agreement. This Agreement, together with the Exhibits hereto and the Notes and Warrant, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (e) Expenses. Except as specifically set forth herein, each Party shall pay all of the costs and expenses, including reasonable attorneys' fees, incurred by such Party in connection with the negotiation and consummation of the transactions contemplated hereunder.

         (f) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                  If to the Company:

                  Trimeris Inc.
                  4727 University Drive
                  Suite 100
                  Durham, NC  27707
                  Attention:  Chief Financial Officer

                  with a simultaneous copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037

                  Attention:  Russell J. Bruemmer, Esq.
                  Facsimile No. (202) 663-6363

                  If to the Lender:
                  Roche Finance Ltd
                  124 Grenzacherstrasse
                  Postfach CH-4070
                  Basel, Switzerland
                  Attn: Law Department
                  Facsimile No.:011 41 61 688 1396

                  with a simultaneous copy sent to:

                  Frederick C. Kentz, III
                  340 Kingsland Street
                  Nutley, NJ  07110-1199
                  Facsimile No.:  973-235-3500

                  Arnold & Porter
                  555 Twelfth Street, N.W.
                  Washington, D.C. 20004-1206
                  Attention:  Robert B. Ott, Esq.
                  Facsimile No.:  (202) 942-5999

         (g) Validity. If any provision of this Agreement, the Notes or the Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, and a party's delivery of a signed counterpart by facsimile transmission shall constitute that party's due execution of this Agreement.

         (i) Business Day. As used herein, "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in either of the State of New York or the State of North Carolina are authorized to be closed.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

                                             TRIMERIS INC.

                                    By: /s/ Dani P. Bolognesi
                                      ----------------------------------
                                    Name: Dani P. Bolognesi
                                          ------------------------------
                                    Title: CEO
                                          ------------------------------


                                          ROCHE FINANCE LTD


                                    By: /s/ Bruno Maier
                                        --------------------------------
                                    Name: Dr. Bruno Maier
                                         -------------------------------
                                    Title: Director
                                          ------------------------------

                                    By: /s/ Peter Matter
                                       ---------------------------------
                                    Name: Peter Matter
                                         -------------------------------
                                    Title: Director
                                          ------------------------------